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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements, Nos. 33-28473 on Form S-8, 333-06958 on Form S-8, 333-11178 on Form S-8, 33-51798 on Form F-2, 33-96994 on Form F-3, and 333-06960 on Form F-3 of our report dated May 12, 2005, relating to the consolidated financial statements of Stolt-Nielsen S.A. (a Luxembourg company) and subsidiaries (which audit report expresses an unqualified opinion and includes explanatory paragraphs concerning 1) a change in method of accounting for variable interest entities effective December 1, 2003, and 2) a change in method of accounting for goodwill and other intangible assets effective December 1, 2002) appearing in this Annual Report on Form 20-F of Stolt-Nielsen S.A. for the year ended November 30, 2004.

/s/ DELOITTE & TOUCHE LLP
New York, New York May 27, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM